UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 10, 2004

MANOR CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10858 (Commission File Number)	34-1687107 (IRS Employer Identification No.)

333 N. Summit Street, Toledo, Ohio (Address of principal executive offices)		43604-2617 (Zip Code)

Registrant’s telephone number, including area code: (419) 252-5500

Item 5. Other Events and Regulation FD Disclosure

     On August 10, 2004, Manor Care, Inc. announced the total consideration and the tender offer consideration to be paid for Notes accepted for payment pursuant to its previously announced cash tender offers to purchase up to $50 million principal amount of the 7 1/2% Senior Notes due 2006 issued by Manor Care of America, Inc. and up to $50 million principal amount of its 8% Senior Notes due 2008. A copy of this press release is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

     (c) Exhibit.

99.1	Press Release dated August 10, 2004 issued by Manor Care, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manor Care, Inc.
(Registrant)

Date: August 10, 2004	By:	/s/ Geoffrey G. Meyers

Geoffrey G. Meyers
Executive Vice President and Chief
Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1	Press Release dated August 10, 2004 issued by Manor Care, Inc.